UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 18, 2009 (August 14, 2009)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On August 14, 2009, Commercial Metals Company (the “Company”) issued a press release announcing that the Board of Directors of the Company has set Monday, November 30, 2009, as the record date for stockholders entitled to vote at the Company’s Annual Meeting of Stockholders to be held January 28, 2010.
     Also on August 14, 2009, the Company issued a press release announcing that the Board of Directors of the Company has elected Ann J. Bruder Vice President, General Counsel and Corporate Secretary effective September 1, 2009. This follows David Sudbury’s pending retirement on August 31, 2009, which was previously announced.
     A copy of each press release is attached to this Form 8-K as Exhibit 99.1 and 99.2, respectively, and each is incorporated herein by reference. The foregoing description of each press release is qualified in its entirety by reference to its respective exhibit. The information in this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is furnished with this Form 8-K.
99.1	Press Release dated August 14, 2009 announcing the Company’s record date.

99.2	Press Release dated August, 14, 2009 announcing Ms. Bruder’s election as Vice President, General Counsel and Corporate Secretary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: August 18, 2009	By: Name:	/s/ William B. Larson William B. Larson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 14, 2009 announcing the Company’s record date.

99.2	Press Release dated August, 14, 2009 announcing Ms. Bruder’s election as Vice President, General Counsel and Corporate Secretary.